UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               SEPTEMBER 16, 1998
                                (Date of Report)

                               SEPTEMBER 11, 1998
                        (Date of earliest event reported)


                            -------------------------

                         COMMISSION FILE NUMBER 0-26816

                             IDX SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


           VERMONT                                     03-0222230
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                               1400 SHELBURNE ROAD
                           SOUTH BURLINGTON, VT 05403
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (802-862-1022)









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ITEM 5.  OTHER EVENTS

     On September  11, 1998,  the Company  entered into an Agreement and Plan of
Merger ("Agreement") with EDiX Corporation ("EDiX"), a provider of medical transcription services to hospitals and large physician group practices. The merger, which has been approved by the Board of Directors of each company, is subject to regulatory and EDiX shareholder approval. The Agreement provides for the shareholders and optionholders of EDiX to receive an aggregate of between approximately 415,000 and 498,000 shares of IDX common stock, based on the average closing sale price of IDX's common stock on the five consecutive trading days ending three business days prior to the closing, subject to the downward adjustment in the event of certain contingencies. Based on the closing price of the IDX common stock on September 10, 1998, the transaction is valued at approximately $20.0 million, plus the assumption of EDiX debt. In addition, IDX has agreed to loan EDiX up to $5.0 million, subject to certain conditions, to finance EDiX working capital requirements prior to the closing. Management expects that the merger, if consummated, will be accounted for under the pooling of interests method.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

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

             EXHIBIT NO.               DESCRIPTION                         PAGE
             -----------               -----------                         ----

             99                        IDX News Release dated              4
                                       September 11, 1998






















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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IDX SYSTEMS CORPORATION
                                      (Registrant)



Date:  September 16, 1998             /s/ John A. Kane
                                      __________________________________________
                                      John A. Kane
                                      Vice President, Finance and Administration
                                      Chief Financial Officer, and Treasurer
































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